Exhibit 10.28

COMPANY LOCK-UP AGREEMENT

This COMPANY LOCK-UP AGREEMENT (as the same may be amended from time to time in accordance with its terms, the “Agreement”) is entered into as of ___________, 2021, by and between the party listed on the signature page hereto (the “Restricted Stockholder”).

WHEREAS, in connection with the consummation by P10, Inc. (the “Issuer”) of the IPO (as hereinafter defined), the parties hereto have agreed to enter into this Agreement to govern certain of their rights, duties and obligations with respect to their ownership of Shares (as hereinafter defined) after consummation of the IPO.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties mutually agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. As used in this Agreement, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that controls, is controlled by, or is under common control with such Person. The term “control,” as used with respect to any Person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. “Controlled” and “controlling” have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes hereof, none of the Restricted Stockholder, the Issuer, or any of their respective Subsidiaries shall be considered Affiliates of any portfolio operating company in which the Restricted Stockholder or any of their investment fund Affiliates have made a debt or equity investment, and none of the Restricted Stockholder or any of their Affiliates shall be considered an Affiliate of (a) the Issuer or any of its Subsidiaries or (b) each other.

“Agreement” has the meaning set forth in the Preamble.

“Board” means the Board of Directors of the Issuer.

“Change in Control” means the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (other than the underwriters pursuant to the IPO) of shares of Common Stock or other securities if, after such transfer, the stockholders of the Company immediately prior to such transfer do not own at least fifty percent (50%) of the outstanding voting securities of the Company (or the surviving entity).

“Common Stock” means, collectively, the shares of Class A common stock, par value $0.001 (the “Class A Common Stock”) and Class B common stock, par value $0.001 (the “Class B Common Stock”), and any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation or similar transaction.

1

“Equity Securities” means any and all Shares, and any and all securities of the Issuer convertible into, or exchangeable or exercisable for (whether or not subject to contingencies or the passage of time, or both), such shares, and options, warrants or other rights to acquire Shares.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Immediate Family” means any spouse or domestic partner and relationship by blood, current or former marriage or adoption, not more remote than first cousin.

“IPO” means the first underwritten public offering of the Class A Common Stock of the Issuer.

“Issuer” has the meaning set forth in the Preamble.

“Person” means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, limited liability company or any other entity of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

“Restricted Period” has the meaning set forth in Section 2.1.

“Shares” means shares of Common Stock.

“Stock Exchange” means the New York Stock Exchange or such other securities exchange or interdealer quotation system on which shares of Class A Common Stock are then listed or quoted.

“Subsidiary” means, with respect to any party, any corporation, partnership, trust, limited liability company or other form of legal entity in which such party (or another Subsidiary of such party) holds stock or other ownership interests representing (a) more that 50% of the voting power of all outstanding stock or ownership interests of such entity, (b) the right to receive more than 50% of the net assets of such entity available for distribution to the holders of outstanding stock or ownership interests upon a liquidation or dissolution of such entity or (c) a general or managing partnership interest in such entity.

ARTICLE II

LOCK-UP RESTRICTIONS

Section 2.1 Lock-Up Restrictions. As of the date of this Agreement, the Restricted Stockholder agrees that, without the prior written consent of the Issuer, the Restricted Stockholder will not, and will not publicly disclose an intention to, during the period commencing on the date of this Agreement and ending three years after the date of this Agreement (the “Restricted Period”), (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act) by the Restricted Stockholder or any other Equity Securities or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Equity Securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Shares or any such other securities, in cash or otherwise. The Restricted Stockholder acknowledges and agrees that the foregoing precludes the Restricted Stockholder from engaging in any hedging or other transactions designed or intended, or which could reasonably be expected to lead to or result in, sale or disposition of any Shares or any Equity Securities, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the Restricted Stockholder.

Section 2.2 Release of Equity Securities. Notwithstanding Section 2.1, one-third of the Equity Securities held by the Restricted Stockholder as of the consummation of the IPO, shall be released from the lock-up restrictions on each of the first, second and third anniversary of the consummation of the IPO.

Section 2.3 Exceptions to Lock-Up. The restrictions described above in Section 2.1 do not apply to:

(a) transactions relating to the Equity Securities or other securities acquired in open market transactions after the date of this Agreement;

(b) transfers of Equity Securities as a charitable contribution;

(c) issuances, transfers, redemptions or exchanges in connection with the restructuring on or prior to the date of this Agreement;

(d) transfers of Equity Securities as a bona fide gift;

(e) transfers upon the death of any of the Restricted Stockholder, by will or intestacy, including to the transferee’s nominee or custodian;

(f) distributions of Equity Securities to limited partners or stockholders of the Restricted Stockholder;

(g) facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Issuer pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Equity Securities, provided that (i) such plan does not provide for the transfer of Equity Securities restricted under this Agreement and not released pursuant to Section 2.2 or this Section 2.3 during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Issuer regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Equity Securities may be made under such plan during the Restricted Period;

(h) the transfer of Equity Securities that occurs by operation of law pursuant to a qualified domestic order in connection with a divorce settlement or other court order;

(i) a disposition to any trust, the beneficiaries of which are a Restricted Stockholder and/or Immediate Family members of a Restricted Stockholder, or, if the Restricted Stockholder is a trust, to any beneficiaries of the Restricted Stockholder;

(j) transfers to an Immediate Family member of a Restricted Stockholder or a trust formed for the direct or indirect benefit of an immediate family member of a Restricted Stockholder, or an entity all of the partners, members or stockholders of which are, directly or indirectly, immediate family members, or transfers from any such entity to an Immediate Family Member or any of the other entities described in this clause (j);

(k) a transfer to the Issuer upon a vesting event of the Issuer’s restricted stock units or upon the exercise of options to purchase the Issuer’s securities (x) on a “cashless” or “net exercise” basis (in each case to the extent permitted by the instruments representing such options or other securities), so long as such “cashless” exercise or “net exercise” is effected solely by the surrender to the Issuer of shares subject to outstanding options or other securities and the Issuer’s cancellation of all or a portion thereof solely in an amount sufficient to pay the exercise price (or the payment of taxes due as a result of such vesting event or exercise); provided that the Equity Securities received upon such vesting event or exercise shall continue to be subject to the terms of this Agreement or (y) as a cash settle of any options being settled by the Issuer, in its sole discretion; or

(l) the transfer of shares of Equity Securities in connection with a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board, made to all holders of Common Stock, provided that in the event that the tender offer, merger, consolidation or other such transaction is not completed, the Equity Securities owned by the Restricted Stockholder shall remain subject to the restrictions contained in this Article II;

provided, that in the case of any transfer or distribution pursuant to clause (d), (e), (f), (h), (i) or (j), each donee, transferee or distributee shall sign and deliver a lock-up agreement substantially in the form of this Article II.

Section 2.4 Additional Restrictions. The Restricted Stockholder also agrees and consents to the entry of stop transfer instructions with the Issuer’s transfer agent and registrar against the transfer of the Restricted Stockholder’s Equity Securities except in compliance with the foregoing restrictions.

ARTICLE III

MISCELLANEOUS

Section 3.1 Amendment. The terms and provisions of this Agreement may be modified or amended at any time and from time to time only by the written consent of each party hereto.

Section 3.2 Termination. This Agreement shall automatically terminate upon the earlier of (i) a Change in Control; or (ii) the dissolution or liquidation of the Restricted Stockholder. In the event of any termination of this Agreement as provided in clauses (i) or (ii) of this Section 3.2, this Agreement shall forthwith become wholly void and of no further force or effect (except for this Article III) and there shall be no liability on the part of any parties hereto or their respective officers or directors, except as provided in this Article III. Notwithstanding the foregoing, no party hereto shall be relieved from liability for any willful breach of this Agreement.

Section 3.3 Recapitalizations; Exchanges, Etc. The provisions of this Agreement shall apply to the full extent set forth herein with respect to Shares, to any and all shares of capital stock of the Issuer or any successor or assign of the Issuer (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for, or in substitution of the Shares, by reason of a stock dividend, stock split, stock issuance, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise.

Section 3.4 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 3.5 Counterparts. This Agreement may be executed in separate counterparts, each of which will be an original and all of which together shall constitute one and the same agreement binding on all the parties hereto.

Section 3.6 Applicable Law; Waiver of Jury Trial. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Court of Chancery of the State of Delaware (or in the event, but only in the event, that such court does not have subject matter jurisdiction over such action or proceeding, the Superior Court of the State of Delaware (Complex Commercial Division) or, if subject matter jurisdiction over the action or proceeding is vested exclusively in the federal courts of the United States of America, the United States District Court for the District of Delaware) and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

ISSUER:

P10, INC.

By:
Name: Amanda Coussens
Title: CFO

[Signature Page to Company Lock-Up Agreement]

[RESTRICTED STOCKHOLDER]

By:
Name:
Its:

Address:

[Signature Page to Company Lock-Up Agreement]

SCHEDULE A

Restricted Stock

Name	Amount of Equity Securities Subject to Lock-Up under Article II	Amount of Equity Securities to be Released on [•], 2022	Amount of Equity Securities to be Released on [•], 2023	Amount of Equity Securities to be Released on [•], 2024